Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

VITRO BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (1)(2)	457	(o)	—	—	$17,250,000	(3)	$0.0000927	$1,599.08

Fees to Be Paid	Equity	Warrants to purchase Common Stock(1)(4)	457	(g)	—	—	—		—	—

Fees to Be Paid	Equity	Common Stock issuable upon exercise of Warrants(1)	457	(o)	—	—	$1,078,125	(5)	$0.0000927	$99.94

	Total Offering Amounts						$18,328,125			$1,699.02

	Total Fees Previously Paid									—

	Total Fee Offsets									—

	Net Fee Due									$1,699.02

(1)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable after the date hereof as a result of stock splits, stock dividends, or pursuant to the anti-dilution adjustment provisions of the Warrants registered hereby.

(2)	Includes securities the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our Common Stock (the “Representative’s Warrants”) in the aggregate equal to 5% of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrants is $1,078,125, which is equal to 125% of $862,500 (5% of $17,250,000).